SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into Material Definitive Agreements

The following description of a New Loan Agreement (as defined below) does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto that is  incorporated by reference herein.

New Loan Agreement

On December 1, 2008, the Registrant entered into a new loan agreement (the “New Loan Agreement”) with MI Developments Inc. (“MID”), the Registrant’s controlling shareholder.  The New Loan Agreement provides for financing in an aggregate principal amount of up to $50 million (the “New Loan First Tranche”) to fund the Registrant’s operations and up to $75 million (the New Loan Second Tranche”) to fund the Registrant’s Laurel Park video lottery terminals (“VLT”) license application and related matters and, if Laurel Park is awarded a VLT license, the construction of a temporary VLTs facility.  Additional details regarding the New Loan First Tranche and the New Loan Second Tranche can be found in the Registrant’s Form 8-K as filed with the Commission on December 2, 2008, a copy of which is incorporated by reference herein.

Item 8.01   Other Events

Special Committee Process

The terms of the New Loan Agreement were considered in conjunction with the Transaction Agreement by the Special Committee of MEC’s board of directors consisting of Jerry D. Campbell (Chairman), Anthony Campbell and William J. Menear. The Transaction Agreement was unanimously approved by MEC’s board following a favorable recommendation of the Special Committee. The Special Committee retained independent legal and financial advisors to assist in its deliberations in respect of the Transaction Agreement.

Item 9.01           Financial Statements And Exhibits.

(d) Exhibits

Exhibit Index

10.1                                                                           2008 Loan Agreement dated as of December 1, 2008 between the Registrant, as Borrower, and its Guarantors as set forth therein, and MID Islandi SF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

December 4, 2008	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary